Exhibit 99.1

DARKPULSE, INC. SUBSIDIARY OPTILAN CONTINUES TO INVEST IN TECHNOLOGY AND INNOVATION, WITH APPOINTMENT OF NEW ENGINEERING & TECHNOLOGY DIRECTOR

NEW YORK, New York December 2, 2021 – DarkPulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology-security company focused on the manufacture, sale, installation and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure for applications in transportation, border security, pipelines, oil and gas, aviation, aerospace, and mine safety, today announced leading telecommunications and security systems integrator Optilan, has appointed a new member onto its Leadership Team following an internal promotion.

Craig Atkin has been promoted to Engineering and Technology Director from his previous position as Engineering Manager. As Engineering Manager, Mr. Atkin had been responsible for overseeing Optilan’s design and build activities. He has been instrumental in ensuring engineering governance, audit compliance, and the effective delivery of bespoke security and communication solutions for Optilan’s diverse clients.

In his new role, Mr. Atkin will continue to oversee Optilan’s global engineering function but will now also focus on the development of Optilan’s technology portfolio, which has been identified as a key strategic area of growth for the Company.

Bill Bayliss, Chief Executive Officer at Optilan, said: “Craig made an immediate impact in our team. He has quickly grasped the Optilan engineering and technology portfolio and has been instrumental in providing this expertise across the business.”

Mr. Bayliss continued, “Technology is a core part of our growth plans to deliver the ambitions of our 2024 Business Strategy. With Craig on board, we can accelerate technology-enabled products to become the benchmark in the security and telecommunications industry for agility, quality and change. Craig is a great fit for this new role, which will strengthen our expertise and responsiveness to new challenges and opportunities.”

Mr. Atkin commented: “I am incredibly passionate about how our engineering and technology teams can support the aspirations of our clients. I am really excited about the new opportunities and challenges that my role affords me. I also look forward to working together with DarkPulse to enhance synergies between our companies and bring new technologies to market.”

Prior to joining Optilan, Mr. Atkin held various management positions within E.ON and boasts more than 20 years industrial experience, across the Power and Renewable industries in both operations and maintenance and large scale projects. He holds a First-Class Honours Degree in Electrical and Electronic Engineering and a Masters in Project Management.

About Optilan

Optilan is a leading communications and security integrator for businesses, industries and governments, specialising in the provision of bespoke telecommunications solutions for energy, critical national infrastructure, pipeline, and rail projects. Optilan offers customers tailored and innovative solutions that deliver value for money, resilience, and flexibility. Optilan employs around 240 people on a full-time basis in addition to field experts brought in for specific projects.

For more information, visit: www.Optilan.com

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

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Safe Harbour Statement

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media Contacts

Katja Benischke, Optilan, +44(0)1926864999

Alex Williams, Media Zoo, +44(0)7793207325

U.S: 1.800.436.1436

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